Exhibit 99.1

HubSpot Reports Q3 2016 Results

Strong Revenue Growth with Improved Profitability

Full-Year 2016 Guidance Raised

CAMBRIDGE, MA (Nov 2, 2016) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the third quarter ended September 30th, 2016.

Financial Highlights:

Revenue

•	Total revenue was $70.6 million, up 48% compared to the third quarter of 2015.

•	Subscription revenue was $66.5 million, up 51% compared to the third quarter of 2015.

•	Professional services and other revenue was $4.1 million, up 13% compared to the third quarter of 2015.

Operating Loss

•	GAAP operating margin was (14.1%) for the quarter, compared to (27.9%) in the third quarter of 2015.

•	Non-GAAP operating margin was (1.8%) for the quarter, an improvement of approximately 16.5 percentage points from (18.3%) in the third quarter of 2015.

•	GAAP operating loss was ($10.0) million for the quarter, compared to ($13.3) million in the third quarter of 2015.

•	Non-GAAP operating loss was ($1.2) million for the quarter, compared to ($8.8) million in the third quarter of 2015.

Net Loss

•	GAAP net loss was ($10.5) million, or ($0.30) per share for the quarter, compared to ($13.6) million, or ($0.40) per share, in the third quarter of 2015.

•	Non-GAAP net loss was ($1.8) million, or ($0.05) per share for the quarter, compared to ($9.0) million, or ($0.27) per share, in the third quarter of 2015.

•	Third quarter weighted average common shares outstanding were 35.4 million compared to 33.8 million shares in the third quarter of 2015.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $151.7 million as of September 30th, 2016.

•	During the third quarter of 2016, the company generated $5.27 million of operating cash flow and invested $3.74 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $1.53 million. During the third quarter of 2015, the company used ($3.83) million of operating cash flow and invested $2.33 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of ($6.16) million .

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Additional Recent Business Highlights

•	Grew total customers to 21,658 at September 30th, 2016, up 29% from September 30th, 2015.

•	Increased average subscription revenue per customer during the third quarter of 2016 to $12,320, up 16% from $10,607 in the third quarter of 2015.

•	Global traffic to HubSpot blogs rose to more than 4.5 million visits per month.

“We are proud to have delivered another strong quarter in Q3 of this year. For the third quarter in a row, we have reported positive cash flow, providing proof of our momentum and our commitment to strong, consistent growth across the business,” said Brian Halligan, HubSpot co-founder and CEO. “We’ve always said that the power of HubSpot is how helpful, human-centric and holistic our platform and philosophy are — those three special ingredients have helped us grow a global inbound community that reached new heights this quarter.”

Business Outlook

Based on information available as of November 2, 2016, HubSpot is issuing guidance for the fourth quarter of 2016 and raising guidance for full year 2016 as indicated below.

Fourth Quarter 2016:

•	Total revenue is expected to be in the range of $73.7 million to $74.7 million.

•	Non-GAAP operating loss is expected to in the range of ($7.6) million to ($6.6) million. This excludes stock-based compensation expense of approximately $9.6 million and amortization of acquired intangible assets of approximately $20 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.22) to ($0.20). This excludes stock-based compensation expense of approximately $9.6 million and amortization of acquired intangible assets of approximately $20 thousand. This assumes approximately 35.7 million weighted common shares outstanding.

Full Year 2016:

•	Total revenue is expected to be in the range of $268.2 million to $269.2 million.

•	Non-GAAP operating loss is expected to in be in the range of ($15.0) million to ($14.0) million. This excludes stock-based compensation expense of approximately $33.0 million and amortization of acquired intangible assets of approximately $84 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.45) to ($0.43). This excludes stock-based compensation expense of approximately $33.0 million and amortization of acquired intangible assets of approximately $84 thousand. This assumes approximately 35.2 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Wednesday, November 2nd, 2016, at 4:30 p.m. Eastern Time (ET) to discuss its third quarter 2016 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 92793380. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on November 9, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 92793380. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 21,500 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com .

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss for the third quarter ended September 30, 2016 and 2015. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on August 3, 2016 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$61,439	$55,580
Short-term investments	52,555	48,972
Accounts receivable — net of allowance for doubtful accounts of $520 and $371 at September 30, 2016 and December 31, 2015, respectively	30,436	25,142
Deferred commission expense	8,205	8,114
Prepaid hosting costs	1,240	3,047
Prepaid expenses and other current assets	10,187	4,899

Total current assets	164,062	145,754
Long-term investments	37,669	40,566
Property and equipment, net	29,041	18,161
Capitalized software development costs, net	5,840	4,655
Restricted cash	380	363
Other assets	985	1,007
Intangible assets, net	36	100
Goodwill	9,773	9,773

Total assets	$247,786	$220,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,004	$2,588
Accrued compensation costs	10,284	11,371
Other accrued expenses	17,383	12,313
Capital lease obligations	764	542
Deferred rent	207	86
Deferred revenue	83,328	64,407

Total current liabilities	114,970	91,307
Capital lease obligations, net of current portion	247	277
Deferred rent, net of current portion	8,849	6,345
Deferred revenue, net of current portion	918	732
Other long-term liabilities	644	10

Total liabilities	125,628	98,671

Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	354,743	322,833
Accumulated other comprehensive loss	(533)	(805)
Accumulated deficit	(232,087)	(200,354)

Total stockholders’ equity	122,158	121,708

Total liabilities and stockholders’ equity	$247,786	$220,379

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Subscription	$66,505	$44,091	$182,357	$118,303
Professional services and other	4,084	3,620	12,166	10,514

Total revenue	70,589	47,711	194,523	128,817

Cost of Revenues:
Subscription	10,655	8,470	29,550	22,894
Professional services and other	5,157	4,008	15,428	11,322

Total cost of revenues	15,812	12,478	44,978	34,216

Gross profit	54,777	35,233	149,545	94,601

Operating expenses:
Research and development	12,100	8,128	33,182	23,787
Sales and marketing	41,193	30,868	115,531	81,057
General and administrative	11,435	9,527	31,674	25,782

Total operating expenses	64,728	48,523	180,387	130,626

Loss from operations	(9,951)	(13,290)	(30,842)	(36,025)

Other (expense) income:
Interest income	224	131	604	241
Interest expense	(97)	(31)	(277)	(140)
Other (expense) income	(365)	(186)	(900)	387

Total other (expense) income	(238)	(86)	(573)	488

Loss before income tax provision	(10,189)	(13,376)	(31,415)	(35,537)
Income tax provision	(326)	(176)	(318)	(265)

Net loss	$(10,515)	$(13,552)	$(31,733)	$(35,802)

Net loss per share, basic and diluted	$(0.30)	$(0.40)	$(0.91)	$(1.09)
Weighted average common shares used in computing basic and diluted net loss per share:	35,393	33,819	35,038	32,901

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Activities:
Net loss	$(10,515)	$(13,552)	$(31,733)	$(35,802)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	2,769	1,946	7,992	5,511
Stock-based compensation	8,695	4,510	23,401	15,293
Provision for deferred income taxes	—	19	(165)	45
Amortization of bond premium discount	136	246	547	438
Noncash rent expense	744	19	2,693	211
Unrealized currency translation	(82)	50	(146)	(239)
Changes in assets and liabilities
Accounts receivable	(4,755)	(3,598)	(5,140)	(5,716)
Prepaid expenses and other assets	(762)	2,075	(3,386)	(1,277)
Deferred commission expense	(77)	(635)	(80)	(649)
Accounts payable	431	226	733	(84)
Accrued expenses	1,800	(9)	3,737	4,533
Deferred rent	(41)	114	(75)	379
Deferred revenue	6,929	4,763	18,715	14,294

Net cash and cash equivalents provided by (used in) operating activities	5,272	(3,826)	17,093	(3,063)

Investing Activities:
Purchases of investments	(23,212)	(15,586)	(44,323)	(93,869)
Maturity of investment	22,045	4,000	43,388	4,000
Purchases of property and equipment	(2,081)	(999)	(13,350)	(2,182)
Capitalization of software development costs	(1,661)	(1,333)	(4,173)	(3,125)
Acquisition of a business	—	—	—	(600)
Restricted cash	—	(388)	—	(388)

Net cash and cash equivalents used in investing activities	(4,909)	(14,306)	(18,458)	(96,164)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $583	—	—	—	33,669
Payment of offering costs	—	(10)	—	—
Employee taxes paid related to the net share settlement of stock-based awards	(478)	(365)	(1,820)	(8,217)
Proceeds related to issuance of common stock under stock plans	2,977	3,067	9,145	9,256
Repayments of capital lease obligations	(209)	(58)	(528)	(107)

Net cash and cash equivalents provided by financing activities	2,290	2,634	6,797	34,601

Effect of exchange rate changes on cash	125	72	427	(286)

Net increase (decrease) in cash and cash equivalents	2,778	(15,426)	5,859	(64,912)
Cash and cash equivalents, beginning of period	58,661	74,235	55,580	123,721

Cash and cash equivalents, end of period	$61,439	$58,809	$61,439	$58,809

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Reconciliation of non-GAAP operating loss and operating margin	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(in thousands, except percentages)
GAAP operating loss	$(9,951)	$(13,290)	$(30,842)	$(36,025)
Stock-based compensation	8,695	4,510	23,401	15,293
Amortization of acquired intangible assets	20	26	64	70

Non-GAAP operating loss	$(1,236)	$(8,754)	$(7,377)	$(20,662)

GAAP operating margin	(14.1%)	(27.9%)	(15.9%)	(28.0%)
Non-GAAP operating margin	(1.8%)	(18.3%)	(3.8%)	(16.0%)

Reconciliation of non-GAAP net loss	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(in thousands, except per share amounts)
GAAP net loss	$(10,515)	$(13,552)	$(31,733)	$(35,802)
Stock-based compensation	8,695	4,510	23,401	15,293
Amortization of acquired intangibles	20	26	64	70

Non-GAAP net loss	$(1,800)	$(9,016)	$(8,268)	$(20,439)

Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.27)	$(0.24)	$(0.62)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	35,393	33,819	35,038	32,901

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$10,655	$5,157	$12,100	$41,193	$11,435	$8,470	$4,008	$8,128	$30,868	$9,527
Stock -based compensation	(139)	(438)	(2,341)	(3,473)	(2,304)	(89)	(315)	(1,568)	(1,078)	(1,460)
Amortization of acquired intangibles	(13)	—	—	(7)	—	(20)	—	—	(6)	—

Non-GAAP expense	$10,503	$4,719	$9,759	$37,713	$9,131	$8,361	$3,693	$6,560	$29,784	$8,067

GAAP expense as a percentage of revenue	15.1%	7.3%	17.1%	58.4%	16.2%	17.8%	8.4%	17.0%	64.7%	20.0%
Non-GAAP expense as a percentage of revenue	14.9%	6.7%	13.8%	53.4%	12.9%	17.5%	7.7%	13.7%	62.4%	16.9%

	Nine Months Ended September 30,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$29,550	$15,428	$33,182	$115,531	$31,674	$22,894	$11,322	$23,787	$81,057	$25,782
Stock -based compensation	(363)	(1,238)	(6,371)	(9,368)	(6,061)	(249)	(851)	(4,830)	(5,278)	(4,085)
Amortization of acquired intangibles	(44)	—	—	(20)	—	(50)	—	—	(20)	—

Non-GAAP expense	$29,143	$14,190	$26,811	$106,143	$25,613`	$22,595	$10,471	$18,957	$75,759	$21,697

GAAP expense as a percentage of revenue	15.2%	7.9%	17.1%	59.4%	16.3%	17.8%	8.8%	18.5%	62.9%	20.0%
Non-GAAP expense as a percentage of revenue	15.0%	7.3%	13.8%	54.6%	13.2%	17.5%	8.1%	14.7%	58.8%	16.8%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP subscription margin	$55,850	$35,621	$152,807	$95,409
Stock -based compensation	139	89	363	249
Amortization of acquired intangible assets	13	20	44	50

Non-GAAP subscription margin	$56,002	$35,730	$153,214	$95,708

GAAP subscription margin percentage	84.0%	80.8%	83.8%	80.6%
Non-GAAP subscription margin percentage	84.2%	81.0%	84.0%	80.9%

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, net loss, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

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(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Charles MacGlashing, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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